Exhibit 99.1

For further information, contact Jeff Hopson Senior Vice President, Investor Relations (636) 736-7000

FOR IMMEDIATE RELEASE

REINSURANCE GROUP OF AMERICA’S CHIEF FINANCIAL OFFICER TO SPEAK AT J.P. MORGAN 2015 INSURANCE CONFERENCE

ST. LOUIS, March 13, 2015 – Jack Lay, senior executive vice president and chief financial officer for Reinsurance Group of America, Incorporated (NYSE:RGA), will present at the J.P. Morgan 2015 Insurance Conference on Wednesday, March 18, at approximately 11 a.m. (ET).

A live audio webcast of the presentation will be available online at:

http://jpmorgan.metameetings.com/confbook/insurance15/directlink?p=18381. Webcast viewers are encouraged to visit the website at least 15 minutes prior to the presentation to download and install any necessary software. Presentation slides will be available at http://www.rgare.com (through the link on the Investor Relations page).

Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance, with operations in Australia, Barbados, Bermuda, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Malaysia, Mexico, the Netherlands, New Zealand, Poland, Singapore, South Africa, South Korea, Spain, Taiwan, Turkey, the United Arab Emirates, the United Kingdom and the United States. Worldwide, the company has approximately $2.9 trillion of life reinsurance in force, and assets of $44.7 billion.

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